SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
AMERICAN TELECOM SERVICES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Copies of all communications to:
Ira Roxland, Esq.
Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 768-6700

AMERICAN TELECOM SERVICES, INC.

______________________

Notice of Special Meeting of Stockholders

To be Held on October ___, 2007

______________________

To the Stockholders of American Telecom Services, Inc.

The Special Meeting of Stockholders of American Telecom Services, Inc. (“ATS”) will be held at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York, on _______, October ___, 2007 at 10:00 a.m., local time, for the following purposes:

1.  To ratify ATS’ sale and issuance on January 30, 2007 of 5,000 shares of its 8% Series A cumulative convertible preferred stock and warrants to purchase an aggregate of 1,373,318 shares of its common stock; and

2.  To transact such other business as may properly come before the special meeting.

The record date for determining stockholders entitled to vote at the special meeting is the close of business on October ___, 2007. Whether or not you plan to attend the special meeting, please sign and date the enclosed proxy and promptly return it in the pre-addressed envelope provided for that purpose. Any stockholder may revoke his or her proxy at any time before the special meeting by giving written notice to such effect, by submitting a subsequently dated proxy or by attending the special meeting and voting in person.

Adam Somer, Secretary
New York, New York
October ___, 2007

AMERICAN TELECOM SERVICES, INC.
2466 Peck Road
City of Industry, California 90601

______________________

PROXY STATEMENT
______________________

Questions and Answers Regarding This Proxy Statement

When is the special meeting and where will it be located?  The meeting will take place on _________, October ___, 2007, at 10:00 a.m., local time, at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York.

Who is soliciting your proxy?  The proxy solicitation is being made by the Board of Directors of American Telecom Services, Inc. Proxies may also be solicited by our officers and employees, but such persons will not be specifically compensated for such services.

When was the proxy statement mailed to stockholders?  This proxy statement will first be mailed to stockholders on or about October ___, 2007.

Who may attend the special meeting?  All stockholders of record as of the close of business on October ___, 2007 may attend. If your shares are held through a broker and you would like to attend, please bring a copy of your brokerage account statement reflecting your ownership of our shares on the record date or an omnibus proxy (which you can get from your broker) and we will permit you to attend the special meeting.

Who is paying for the solicitation of proxies?  We will pay all expenses of preparing and soliciting proxies. We have also arranged for reimbursement of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record.

Who may vote at the special meeting?  If you are a holder of common stock as of the close of business on October ___, 2007, you will have one vote for each share of common stock that you hold on each matter that is presented for action at the special meeting. If you have common stock that is registered in the name of a broker, your broker will forward your proxy materials and will vote your shares as you indicate. You may receive more than one proxy card if your shares are registered in different names or are held in more than one account. If you are a holder of Series A preferred stock as of the close of business on October ___, 2007, you will have 588.2353 votes for each share of preferred stock that you hold on each matter that is presented for action at the special meeting.

How do you vote?  Sign and date each proxy card you receive and return it in the prepaid envelope. Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker. Any stockholder may revoke his or her proxy, whether he or she votes by mail or the Internet, at any time before the special meeting by written notice to such effect received by us at the address set forth above, attn:  corporate secretary, by delivery of a subsequently dated proxy or by attending the special meeting and voting in person.

How will your shares be voted?  All properly completed and unrevoked proxies that are received prior to the close of voting at the special meeting will be voted in accordance with the instructions made. If a properly executed, unrevoked written proxy card does not specifically direct the voting of shares covered, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement.

Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the meeting and will have the same effect as a vote AGAINST each of such proposals. “Broker non-votes” are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted. A broker non-vote will have no effect on the outcome of any of the proposals.

Is your vote confidential?  Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer agent and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the transfer agent to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential, unless you ask that your name be disclosed.

What is the record date and what constitutes a quorum?  Our board of directors has selected the close of business on October ___, 2007, as the record date for determining the stockholders of record who are entitled to vote at the special meeting. This means that all stockholders of record at the close of business on October ___, 2007 may vote their shares of common stock at the special meeting. As of October ___, 2007, _________ shares of common stock were issued and outstanding and 5,000 of Series A preferred stock were issued and outstanding. Our common stock and Series A preferred stock are the only classes of securities entitled to vote at the special meeting. The presence at the special meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock and Series A preferred stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the special meeting to vote in person, your shares will be considered part of the quorum. Directions to withhold authority to vote for any director, abstentions, and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the special meeting shall be adjourned.

How many votes are needed to approve the proposal?  The approval of the proposal to ratify the issuance of our preferred stock and warrants requires the affirmative vote of the holders of a majority of the voting power of our common stock and Series A preferred stock that are present in person or by proxy at the meeting.

Proposal to Ratify the Issuance of 5,000 Shares of  8% Series A Cumulative Convertible Preferred Stock and Warrants to Purchase an Aggregate of 1,373,318 Shares of Common Stock

On January 30, 2007, we completed the sale of (i) 5,000 shares of our 8% Series A Cumulative Convertible Preferred Stock, and (ii) warrants to purchase an aggregate of 1,373,318 shares of our common stock at an initial exercise price of $4.25 per share or $12.5 million.  Each share of our Series A preferred stock is convertible at the holder’s option at any time into 588.2353 shares of our common stock, subject to adjustment, or an aggregate of 2,941,176 shares of our common stock (which is equivalent to an initial conversion price of $4.25 per share). The warrants, which contain customary anti-dilution adjustment provisions, are exercisable at anytime and from time to time through January 30, 2012.

Certain of our directors participated in the private offering to the extent of $325,000.

The last sale price of our common stock on January 18, 2007 (the date the transaction was approved by our consummated) was $3.85. The last sale price of our common stock on January 30, 2007 (the date the transaction was approved by our board of directors) was $4.00. The last sale price of our common stock on October ___, 2007 was $____.

We agreed to file a resale registration statement under the Securities Act for the benefit of the several participants in the private offering with respect to those shares of our common stock issuable upon conversion of their shares of Series A preferred stock and upon exercise of their warrants. Such registration statement was declared effective by the Securities and Exchange Commission on July 3, 2007.

Northeast Securities Inc. acted as our placement agent for this private offering. We paid Northeast $689,925 for its services as placement agent and $30,000 for its costs.  We also issued Northeast warrants to purchase 196,847 shares of our common stock.  These warrants contain the same terms as those issued to the participants in the private offering.

Why We are Requesting Stockholder Approval

Our common stock is listed on the American Stock Exchange (the “AMEX”).  Under Section 713(a) of the American Stock Exchange Company Guide, stockholder approval is required as a prerequisite to the listing of additional shares if:

•
the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal shareholders of the issuer equals 20% or more of presently outstanding common stock; or

•
the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

Although the conversion price of the Series A preferred stock and the exercise of the warrants were greater than the market value of our common stock on the date of issuance of such securities, the conversion price of the Series A preferred stock and the exercise price of the warrants will be adjusted if we issue shares of common stock, warrants, options, convertible and/or exercisable securities at an effective price per share less than the conversion price. If the conversion price and the exercise price were adjusted below $_____ per share, the number of shares issuable upon conversion of the Series A preferred stock and the exercise price of the warrants would exceed 20% of our outstanding common stock immediately prior to the issuance of the Series A preferred stock and the warrants. Therefore, although approval of our stockholders was not required under Delaware law to consummate the issuance of these securities, approval of our stockholders is required by the AMEX in order to list any or all of the shares of common stock issuable upon conversion of the Series A preferred stock and exercise of the warrants on the AMEX.  Therefore, our stockholders are requested to ratify the issuance of  Series A preferred stock and warrants.

Terms of Series A Preferred Stock and Warrants

The following is a brief summary of the preferences, rights, voting powers and limitations of our Series A preferred stock:

Ranking
Shares of our Series A preferred stock, with respect to dividend rights and rights upon our liquidation, winding up or dissolution, rank:
•  Senior to our common stock and any other class or series of our preferred stock, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A preferred stock;

•  On a parity with any other class or series of our preferred stock, the terms of which expressly provide that such class or series ranks on a parity with the Series A preferred stock; and

•  Junior to all our existing and future debt obligations and to each class or series of our preferred stock, the terms of which expressly provide that such class or series ranks senior to our Series A preferred stock.

Dividends
Holders of our Series A preferred stock will receive cumulative dividends of $200 per share, payable semi-annually in arrears, commencing June 15, 2007, when, as and if declared by our board of directors.  Dividends will be paid in cash on the basis of a 360-day year consisting of twelve 30-day months.  Dividends on the shares of our Series A preferred stock will accumulate and be cumulative from the date of original issuance.  Accumulated dividends on the shares of our Series A preferred stock will not bear any interest.

If we fail to pay, or set apart funds to pay, dividends on the shares of our Series A preferred stock for any semi-annual dividend period, or if we fail to cause a resale registration statement for the shares of our common stock underlying our Series A preferred stock and warrants within 180 days of January 30, 2007, then holders of shares of our Series A preferred stock will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available therefore, dividends at the rate of 12% per annum for each subsequent semi-annual dividend period until we have paid or provided for the payment of all dividends on the shares of our Series A preferred stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full, or until we have satisfied our registration obligations, as applicable.

No dividend or other distributions (other than a dividend payable solely in shares of a like or junior ranking) may be paid or set apart for payment upon any parity shares or junior shares, nor may any parity shares or junior shares be redeemed or acquired or any consideration by us (except by conversion into or exchange for shares of a like or junior ranking) unless all accumulated and unpaid dividends have been paid or funds have been set apart on our Series A preferred stock and any parity shares.

To pay dividends, we must pay the dividends out of funds legally available for payment.

Liquidation Preference	$2,500 per share. In addition, upon any liquidation event, we will pay any accumulated and unpaid dividends.
Conversion Rights	Each share of our Series A preferred stock may be converted at any time, at the option of the holder, into 588.2353 shares of our common stock (which is equivalent to an initial conversion price of $4.25 per share of Series A preferred stock), plus cash in lieu of fractional shares. The conversion rate is subject to adjustment upon the occurrence of certain events.
Mandatory Redemption
We are required to redeem our Series A preferred stock, to the extent not theretofore converted into shares of our common stock, on January 30, 2012 for cash at a redemption price per share of $2,500, plus all accumulated but unpaid dividends thereon through the redemption date.

Optional Redemption
At any time following the date that is twelve months from the date the Securities and Exchange Commission declares our resale registration statement covering our shares of common stock issuable upon conversion or exercise, as applicable, of our Series A preferred stock and warrants effective, we may redeem all or any portion of our Series A preferred stock at any time and from time to time if (i) the market price of our common stock exceeds $7.50 for at least 30 consecutive trading days prior to the conversion date; (ii) all our shares of common stock issuable upon conversion or exercise, as applicable of our Series A preferred stock and warrants are registered for resale pursuant to the Securities Act; (iii) no resale restrictions exist on such shares.  Such registration will take the form of a continuously effective resale registration or such other arrangements as are reasonably satisfactory to the holders of the Preferred.

Adjustments to Conversion Price and Exercise Price of Warrants
The conversion price of the Series A preferred stock and the exercise price of the warrants and the number of shares subject thereto shall be subject to adjustment in the event of stock splits, stock dividends, reverse stock splits, and similar events.  Further, in the event that we should issue shares of common stock, warrants, options, convertible and/or exercisable securities, at an effective price per share less than the conversion price, then, subject to certain exceptions, the conversion price and the exercise price and the number of shares subject to the preferred stock and warrants shall be adjusted on a weighted average basis to reflect the dilution represented by the issuance of such shares of common stock and such lower effective price on a fully-diluted basis.

Voting Rights
Holders of Series A preferred stock shall be entitled to vote, on an as converted basis, on all matters as to which the holders of common stock are entitled to convert.
In addition, so long as 40% of our Series A preferred stock remains outstanding, the following actions, among others, shall require the approval of holders of a majority of our Series A preferred stock, voting separately as a class:
•  any liquidation, dissolution or winding up of our business;

•  any amendment, alteration or repeal of any provision of our certificate of incorporation or bylaws in a manner that adversely affects the powers, preferences and rights of the Series A preferred stock or that is otherwise material;

•  the creation, or authorization, or issuance of any additional class or series of our capital stock unless the same ranks junior to our Series A preferred stock;

•  the purchase or redemption or payment of any dividends or distribution on any shares of our capital stock other than (i) dividends or distributions on our Series A preferred stock, (ii) redemption of our currently outstanding publicly traded common stock purchase warrants, and (iii) dividends or other distributions payable on our junior securities solely in the form of additional junior securities;

•  the creation or incurrence of any indebtedness other than, among other exceptions, (i) our credit line with CIT; (ii) capital lease obligations in excess of $15 million; and (iii) upon letters of credit issued in the ordinary course of our business;

•  subject to certain exceptions, the creation or incurrence of any liens;

•  our entry into any material line of business outside of the telecom sector;

•  our entry into any transaction or agreement with any of our executive officers, directors or their respective affiliates except for those (i) in existence on January 30, 2007 or (ii) relating to employment and/or consulting agreements to the extent that they have been approved by a majority of our board of directors (including the majority vote of our independent directors) and provide for consideration consisting solely of cash and/or securities junior to the Class A Preferred Stock;

•  any increase in the aggregate number of shares of our capital stock issuable under all of our option, stock purchase or other equity-based plans in excess of 10% of our outstanding shares of common stock at the time of the proposed increase;

•  capital expenditures in excess of $1 million in the aggregate in any fiscal year if such excess was not reflected in our budget for such fiscal year;

•  subject to certain exceptions, the acquisition of any securities, assets or business of any person; or

•  the taking of any action which will result in the failure of our common stock to be traded, listed or quoted on a national securities exchange or quotation system whose rules and regulations require that a majority of the board of directors of member corporations be comprised of individuals who are “independent” as defined by such exchange or quotation system and by the Sarbanes-Oxley Act of 2002.

Fundamental Change
If a fundamental change occurs, a holder of Series A preferred stock may require us to purchase all or part of such holder’s shares of our Series A preferred stock at a redemption price equal to 100% of the liquidation preference of the shares of our Series A preferred stock to be repurchased, plus accrued and unpaid dividends to but excluding the repurchase date, if any.

Recommendation of our Board of Directors

Our board of directors recommends that the stockholders vote “For” the approval of the proposal to ratify our issuance of 5,000 shares of our Series A preferred stock and warrants to purchase an aggregate of 1,373,318 shares of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October ___, 2007, with respect to the beneficial ownership of shares of our common stock held by:  (i) each director; (ii) each person known by us to beneficially own 5% or more of our common stock; (iii) each named executive officer; and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address for each securityholder is c/o American Telecom Services Inc., 2466 Peck Road, City of Industry, California 90601.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock
Lawrence Burstein 245 Fifth Avenue Suite 1600 New York, New York 10016	252,006 (2)	3.3%
Bruce Hahn	797,900(3)	12.3%
Adam Somer	220,000(4)	3.4%
Yu Wen Ching	674,000(5)	10.4%
Robert F. Doherty	33,790(6)	*
Elliott J. Kerbis	50,441(7)	*
Donald G. Norris	25,735(8)	*
Robert S. Picow	42,470(9)	*
I NET Financial Management, Ltd. No. 17-1, Alley 3, Lane 217 Chung Hsiao E. Road Sec. 3, Taipei, Taiwan, R.O.C.	674,000(10)	10.4%
Jack Silver 660 Madison Avenue New York, New York 10021	580,000(11)	8.5%
The Future, LLC 417 Lucy Street Henderson, Nevada 89015	361,000(12)	5.6%
Credit Suisse 11 Madison Avenue New York, New York 10010	1,647,048 (13)	20.2%
All current executive officers, directors as a group (9 persons)	1,280,465(14)	19.1%

*	Less than 1%.

(1)
As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security. Except as otherwise indicated, based on information provided by the named individuals, all persons named herein have sole voting power and investment power with respect to their respective shares of our common stock, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their respective shares of our common stock. With respect to each securityholder, any shares issuable upon exercise of options and warrants held by such securityholder that are currently exercisable or will become exercisable within 60 days of October ___, 2007 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2)
Includes 38,000 shares of common stock owned by Unity Venture Capital Associates Ltd., of which Mr. Burstein is President. Also includes 23,529 shares of common stock issuable upon conversion of our Series A preferred stock, 12,500 shares of common stock issuable upon exercise of options and 67,745 shares of common stock issuable upon exercise of warrants. Does not include 25,000 shares of common stock issuable upon exercise of options and 50,000 shares of common stock that are the subject of PARS, which options and common stock will not vest within 60 days of October ___, 2007.

(3)
Includes 674,000 shares of common stock owned by I NET Financial Management, Ltd., which is 51% owned by Mr. Ching and 49% owned by Mr. Hahn. Each disclaims beneficial ownership of the other’s interest. Also includes 120,000 shares held by BLA Opportunities LLC, which is controlled by Bruce Hahn’s wife for the benefit of Mr. Hahn’s adult and minor children. Mr. Hahn disclaims any beneficial ownership in these shares. Does not include 25,000 shares of common stock issuable upon exercise of options and 75,000 shares of common stock that are the subject of PARS, which options and common stock will not vest within 60 days of October ___, 2007.

(4)
Does not include 25,000 shares of common stock issuable upon exercise of options and 50,000 shares of common stock that are the subject of PARS, which options and common stock will not vest within 60 days of October ___, 2007.

(5)
Includes 674,000 shares of common stock owned by I NET Financial Management, Ltd., which is 51% owned by Mr. Ching and 49% owned by Mr. Hahn. Each disclaims beneficial ownership of the other’s interest. Does not include 25,000 shares of common stock issuable upon exercise of options and 50,000 shares of common stock that are the subject of PARS, which options and common stock will not vest within 60 days of October ___, 2007.

(6)
Includes 11,764 shares of common stock issuable upon conversion of our Series A preferred stock, 17,500 shares of common stock issuable upon exercise of options and 4,706 shares of common stock issuable upon exercise of warrants. Does not include 7,500 shares of common stock issuable upon exercise of options, which will not vest within 60 days of October ___, 2007.

(7)
Includes 23,529 shares of common stock issuable upon conversion of our Series A preferred stock, 17,500 shares of common stock issuable upon exercise of options and 9,412 shares of common stock issuable upon exercise of warrants. Does not include 7,500 shares of common stock issuable upon exercise of options, which will not vest within 60 days of October ___, 2007.

(8)
Includes 5,882 shares of common stock issuable upon conversion of our Series A preferred stock, 17,500 shares of common stock issuable upon exercise of options and 2,353 shares of common stock issuable upon exercise of warrants. Does not include 7,500 shares of common stock issuable upon exercise of options, which will not vest within 60 days of October ___, 2007.

(9)
Includes 11,764 shares of common stock issuable upon conversion of our Series A preferred stock and 4,706 shares of common stock issuable upon exercise of warrants held by the Robert Picow Irrevocable Trust. Also includes 17,500 shares of common stock issuable upon exercise of options and 8,000 shares of common stock issuable upon exercise of warrants. Does not include 7,500 shares of common stock issuable upon exercise of options, which will not vest within 60 days of October ___, 2007.

(10)
I NET Financial Management, Ltd. is 51% owned by Yu Wen Ching, our President of Manufacturing and Sourcing, and 49% owned by Bruce Hahn, our Chief Executive Officer. Each disclaims beneficial ownership of the other’s interest.

(11)
Based on information contained in a Schedule 13G filed by Jack Silver on February 10, 2006, such shares of common stock include (i) 290,000 shares held by Sherleigh Associates Inc. Defined Benefit Pension Plan, a trust of which Mr. Silver is the trustee, and (ii) warrants to purchase 290,000 shares held by Sherleigh. The Schedule 13G states that Mr. Silver has the sole voting and dispositive power with respect to all 580,000 shares.

(12)
Does not include 25,000 shares of common stock issuable upon exercise of options and 50,000 shares of common stock that are the subject of PARS, which options and common stock will not vest within 60 days of October ___, 2007. The Future, LLC is wholly-owned by Tonda Mullis.

(13)
Based on information contained in a Schedule 13G filed by Credit Suisse on May 17, 2007, Credit Suisse has shared voting and dispositive power with respect such shares. The number of shares reflects 2,000 shares of Series A preferred stock convertible into 1,176,470 shares of common stock and warrants exercisable into 470,578 shares of common stock.

(14)
Includes 40,000 shares of common stock issuable upon exercise of options and 66,333 shares of common stock issuable upon exercise of warrants. Does not include 215,000 shares of common stock issuable upon exercise of options and 300,000 shares of common stock that are the subject of PARS, which options and common stock will not vest within 60 days of October ___, 2007.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2006  (our “2006 Annual Report”) and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 (our “2007 Quarterly Report”) are being mailed to stockholders together with this proxy statement. We will provide without charge to each of our stockholders, upon the written request of any such stockholder, a copy of such Annual Report and Quarterly Report, exclusive of exhibits. Written requests for such Form 10-K and Form 10-Q should be sent to Mr. Edward James, Chief Financial Officer, American Telecom Services, Inc., 2466 Peck Road, City of Industry, California 90601.

Financial and Other Information

The following information, which is contained our Annual Report, is incorporated herein by reference:

•
Our consolidated balance sheets as of June 30, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2006, and the notes thereto contained on pages F-1 — F-23 of our 2006 Annual Report;

•	The section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained on pages 21 — 29 of our 2006 Annual Report; and

•	The section captioned “Quantitative and Qualitative Disclosures about Market Risk” on page 29 of our 2006 Annual Report.

The following information, which is contained our Quarterly Report, is incorporated herein by reference:

•
Our consolidated balance sheets as of March 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the quarterly periods ended March 31, 2007 and 2006, and the notes thereto contained on pages 4 — 17 of our 2007 Quarterly Report;

•	The section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained on pages 18 — 23 of our 2007 Quarterly Report; and

•	The section captioned “Quantitative and Qualitative Disclosures about Market Risk” on page 24 of our 2007 Quarterly Report.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We expect a representative of BDO Seidman, LLP, our independent auditors, to attend the special meeting of stockholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

OTHER MATTERS

Our board of directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

AMERICAN TELECOM SERVICES, INC.

SPECIAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of American Telecom Services, Inc.

The undersigned hereby appoints Bruce Hahn and Lawrence Burstein as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to vote all shares of common stock of American Telecom Services, Inc. (the "Company") held of record, as of the close of business on October ___, 2007, by the undersigned at the Special Meeting of Stockholders, to be held at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York, on _______, October ___, 2007 at 10:00 a.m., local time, or any adjournment or postponement thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

(Continued and to be Completed on Reverse Side)

☒	Please mark your votes as indicated in this example

1.
To ratify ATS’ sale and issuance on January 30, 2007 of 5,000 shares of its 8% Series A cumulative convertible preferred stock and warrants to purchase an aggregate of 1,373,318 shares of its common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To transact such other business as may properly come before the meeting.

Yes, I plan to attend the Special Stockholders Meeting    ☐

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:_____________________________, 2007

_________________________________________
Signature

_________________________________________
Signature

PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.